                                 EXHIBIT (4)(u)

                           FORM OF POLICY ENDORSEMENT
                            (MANAGED ANNUITY PROGRAM)

                              [LETTERHEAD OF ABC]


                     GUARANTEED MINIMUM INCOME BENEFIT RIDER

This rider provides Your variable annuity with a minimum annuitization value called the Minimum Income Base which can only be used with the Annuity Factors shown in Schedule I of this rider. This Minimum Income Base is guaranteed by Us, regardless of the performance of the variable annuity's investments.

This rider is attached to and made part of Your variable deferred annuity policy as of the Rider Date. Policy refers to the individual policy if the rider is attached to an individual annuity or the group certificate if the rider is attached to a group annuity. This rider may only be terminated as provided herein. This rider is subject to all of the provisions in the policy that do not conflict with the provisions of this rider. The Rider Payment Options provide for variable annuity payments. Subsequent payments may fluctuate with the investment performance of Your annuity Subaccounts, but will never be less than the initial payment.

Policy Number:             123456         Rider Date        07-15-2000

Age on Rider Date:         35             Minimum Income
                                          Base on Rider Date*: $100,000

Annual Growth Rate:        3.00%          Guaranteed Minimum Income Benefit:
                                          Last Date to Elect Benefit: 07-15-2059

Rider Fee Percentage:      0.50%

Rider Fee Waiver
Threshold:                 250%

Guaranteed Minimum
Payment Fee:               2.25%

The Mortality and Expense Risk Fee and Administrative Charge after the Election Date will be the sum of the Mortality and Expense Risk Fee and Administrative Charge effective after the Annuity Commencement Date shown on the Policy Specification Page, plus an additional Mortality and Expense Risk Fee and Administrative Charge, called the Guaranteed Minimum Payment Fee, shown above.

Election Date         Age       Minimum Income       Guaranteed Minimum
                                   Benefit*           Monthly Payment**
-------------         ---       --------------       ------------------

07/15/2001             36         $103,000.00              $306.64
07/15/2002             37         $106,090.00              $320.17
07/15/2003             38         $109,272.70              $334.70
07/15/2004             39         $112,550.88              $350.34
07/15/2005             40         $115,927.41              $367.23
07/15/2006             41         $119,405.23              $385.52
07/15/2007             42         $122,987.39              $405.34
07/15/2008             43         $126,677.01              $426.86
07/15/2009             44         $130,477.32              $450.24
07/15/2010             45         $134,391.64              $475.67

07/15/2015             50         $155,796.74              $592.03

07/15/2020             55         $180,611.12              $745.92

*Assumes no further payments following the Rider Date, premium tax, and no withdrawals. This amount may only be used for annuitization with the Rider Payment Options provided in this rider.

** Assumes the Minimum Income Base shown is applied to a life with 10 year certain Rider Payment Option with monthly payments. If Election Date is less than 10 years after the Rider Date, assumes Age Adjustment is applied as described on page 4 of this rider.

RGMI 15 0301

DEFINITIONS
The following definitions used in this Rider are for reference only.

Adjusted Policy Value
The Policy Value increased or decreased by an Excess Interest Adjustment, if applicable, as defined in Your deferred annuity policy.

Annuitant
The Annuitant is designated on the Policy Specifications Page. The variable annuity payments are paid to the Annuitant (or surviving Joint Annuitant).

Annuity Factor
A factor for the applicable Annuitant age, sex and Rider Payment Option shown in
Schedule I or Schedule II of this rider. For the Rider Payment Option chosen, the Annuity Factor from Schedule I and the Minimum Income Base will be used to determine the first annuity payment. Factors not shown are available from us upon request. Schedule I and Schedule II factors are based on the Annuity 2000 (male, female, and unisex if required by law) mortality table projected for improvement using projection scale G, assuming an annuity commencement date of 2005. See the Annuity Factor Age Adjustment to determine the appropriate age to use with the Schedule I factor.

Election Date
The date we receive in our Home Office all information necessary for You to elect to begin receiving Guaranteed Minimum Income Benefit payments. The Election Date must be within 30 days following a Rider Anniversary. The last date to elect a Rider Payment Option is shown on page one of this rider.

Minimum Income Base
The amount we will use to determine the Guaranteed Minimum Income Benefit payments.

Rider Anniversary
The anniversary of the Rider Date for each year the rider remains in force.

Rider Date
The date that this rider is added to the policy. This is also the date that You most recently upgraded the Minimum Income Base, as described in the Minimum Income Base Upgrade section on page 3, if applicable.

Rider Year
The 12 month periods following the Rider Date shown on page one of this rider. The first Rider Year starts on the Rider Date. Each subsequent Rider Year starts on the anniversary of the Rider Date.

Supportable Payment
The Supportable Payment is equal to the number of variable annuity units in the selected Subaccounts multiplied by the variable annuity unit values in those Subaccounts on the date the payment is calculated.

GUARANTEED MINIMUM INCOME BENEFIT
On the Election Date, You may use the Minimum Income Base and the applicable
Schedule I Annuity Factor to provide variable payments to the Annuitant. The first variable payment is determined by multiplying each $1,000 of Minimum Income Base by the Annuity Factor on Schedule I. On each anniversary of Your Initial variable annuity payment, the stabilized variable annuity payment (for the year just about to begin) will be equal to the greater of a) the supportable payment or b) the initial variable annuity payment, if greater.

Number of Annuity Units:
      On the Election Date, the number of annuity units in each subaccount is determined by dividing the first variable annuity payment allocated to the subaccount by the variable annuity unit value of that subaccount on the Election Date. The number of variable annuity units in effect at any time after annuity payments begin is equal to (1) plus (2) minus (3) where:
      (1) is the number of annuity units in effect on the Election Date;
      (2) is the number of any annuity units purchased after the Election Date (described below under "Purchase/Redemption of Annuity Units"); and
      (3) is the number of any annuity units redeemed after the Election Date (described below under "Purchase/Redemption of Annuity Units").

Mortality and Expense Risk Fee and
Administrative Charge:
     For all variable annuity payments after the first variable annuity payment, an annual Mortality and Expense Risk Fee and Administrative Charge will be charged. This fee may be different than the Mortality and Expense Risk Fee and Administrative Charge in effect for Your deferred annuity policy prior to the Election Date. It will be equal to the "Mortality and Expense Risk Fee and Administrative Charge effective after the Annuity Commencement Date" shown on the Policy Specification Page, plus an additional Mortality and Expense Risk Fee and Administrative Charge, called the Guaranteed Minimum Payment Fee, shown on page one of this rider. This Guaranteed Minimum Payment Fee is used to fund the stabilization and guaranteed minimum payment features described below.

Stabilized variable annuity payments, calculated on each anniversary of the initial variable annuity payment, may fluctuate in accordance with the investment performance of Your annuity Subaccounts. However, such payments will never be less than the initial variable annuity payment.

RGMI 15 0301

MINIMUM INCOME BASE
The Minimum Income Base is used to determine Your Guaranteed Minimum Income Benefit payments.

On the Rider Date, the Minimum Income Base is the Policy Value of that date. After the Rider Date, the Minimum Income Base will be equal to (A) plus (B) less
(C) where:
(A) is the Minimum Income Base on the Rider Date, accumulated at the effective Annual Growth Rate as shown on page one of this rider;
(B) is any additional premium payments made after the Rider Date, accumulated from their payment date(s) at the effective Annual Growth Rate as shown on page one of this rider; and
(C) is the gross policy Withdrawals since the Rider Date (adjusted as described below), accumulated from the withdrawal dates(s) at the effective Annual Growth Rate, plus any applicable premium taxes.

On the Election Date, if the Adjusted Policy Value is greater than the Minimum Income Base, we will increase Your Minimum Income Base to be equal to Your Adjusted Policy Value at that time. You may only use the Minimum Income Base with the Rider Payment Options in this rider. You may not use the Minimum Income Base with the Annuity Payment Options listed in Your policy.

Withdrawals:
In any Rider Year, the Minimum Income Base will only be reduced by the same amount that Your Policy Value is reduced as long as the Withdrawal does not exceed a maximum annual amount. Amounts withdrawn in excess of the maximum annual amount will reduce the Minimum Income Base by an amount equal to (A) divided by (B) multiplied by (C) where:

(A) is the amount of the excess withdrawal (that is, the portion of the gross withdrawal which exceeds the maximum annual amount);
(B) is the Policy Value after the current Rider Year maximum annual amount has been withdrawn, but immediately prior to the Withdrawal of the excess portion; and
(C) is the Minimum Income Base after the current Rider Year maximum annual amount has been withdrawn, but prior to Withdrawal of the excess portion.

For each Rider Year, the maximum annual amount is equal to the Minimum Income Base, as of the beginning of the Rider Year, multiplied by the effective Annual Growth Rate as shown on page one of this rider. Withdrawals during a Rider Year will reduce the available maximum annual amount by the same amount that Your Policy Value is reduced.

RIDER FEE
We will deduct a fee from the Policy Value on each Rider Anniversary and on the termination date of this rider. The Rider Fee is the Minimum Income Base at the time the fee is deducted, multiplied by the Rider Fee Percentage shown on the first page of this rider. The fee will be deducted from each investment option in proportion to the amount of Policy Value in each investment option. If the date this fee is deducted for termination of this rider is a date other than a Rider Anniversary, then the fee will be prorated for the portion of the Rider Year which has passed. This fee will not be deducted after the Election Date.

WAIVER OF RIDER FEE
If the Policy Value at the time a rider fee is assessed equals or exceeds an amount equal to the Rider Fee Waiver Threshold (shown on page one of this rider) multiplied by the Minimum Income Base on the date the fee is assessed, the rider Fee will be waived.

MINIMUM INCOME BASE UPGRADE
The owner may elect, in writing, to upgrade the Minimum Income Base to the Policy Value at any time after the first Rider Anniversary. This allows the owner to increase the Minimum Income Base to equal the Policy Value on the new Rider Date if it is greater than the Minimum Income Base. This value is then the new Minimum Income Base, and continues to grow as described above.

If an upgrade is elected, this rider will terminate and a new rider available at that time will be issued with a new Rider Date and its own fees and guaranteed benefits. The features which may change include but are not limited to:
1) a new Rider Date, which will be the date the Company receives all information necessary to process the upgrade;
2) a new annual Rider Fee Percentage, which may be different than this rider's, but will never be greater than 0.50%;
3) a new Rider Fee Waiver Threshold, which may also be different than this rider's, but will never be greater than 250%; and
4) the Annual Growth Rate, which may be different than this rider's, but will never be less than 3.0%.

RIDER PAYMENT OPTIONS
The minimum Income Base and applicable Annuity Factors from Schedule I may be applied to the following payment options:

    Life Income - An election may be made for "No Period Certain" or "10 Years Certain". In the event of the death of the person receiving payments prior to the end of the 10 year period certain, the remaining period certain payments will be continued to the beneficiary.

    Joint and Full Survivor - An election may be made for "No Period Certain" or "10 Years Certain". Payments will be made as long as either the Annuitant or Joint Annuitant is living. In the event of the death of both the Annuitant and the Joint Annuitant prior to the end of the 10 year period certain, the remaining period certain payments will be continued to the beneficiary.

RGMI 15 0301

ANNUITY FACTOR AGE ADJUSTMENT
The age used to determine the appropriate annuity factor from Schedule I is referred to as the Adjusted Age nearest birthday, and is equal to (a) less (B) as follows:
(A) is the current age nearest birthday of the Annuitant on the Election Date. If the Annuitant's age nearest birthday is at least 85 on the Election Date, this number will equal 85;and;
(B) is equal to the Age Adjustment in the following table corresponding to the number of complete Rider Years that have elapsed since the Rider Date.


     Number of Complete
       Years Since the        Age Adjustment
          Rider Date

           1                             9
           2                             8
           3                             7
           4                             6
           5                             5
           6                             4
           7                             3
           8                             2
           9                             1
       10 or more                        0


GUARANTEED MINIMUM PAYMENT
Following the Election Date, the owner will receive guaranteed minimum payments. The annual Mortality and Expense Risk Fee and Administrative Charge for these payments is equal to the "Mortality and Expense Risk Fee and Administrative Charge effective after the Annuity Commencement Date" shown on the Policy Specification Page, plus the Guaranteed Minimum Payment Fee shown on page one of this rider.

The first payment is based on the Annuity Factors in Schedule I. We guarantee that each subsequent payment will be equal to or greater than Your initial payment.

During the first Year following the Election Date, each variable annuity payment will be stabilized to equal the initial payment. On each anniversary of Your initial variable annuity payment, the stabilized variable annuity payment will be increased or decreased (but never below the initial payment) and held level for that year. The stabilized variable annuity payment will equal the greater of the initial variable annuity payment or the Supportable Payment at that time.

If the Supportable Payment (at any payment date) is greater that the stabilized payment for that year, the excess will be used to purchase additional annuity units (using the attained age factors in Schedule II) as described below. If the Supportable Payment (at any payment date) is less than the stabilized payment for that year, annuity units will be redeemed as described below to fund the deficiency.

Purchase/Redemption of Annuity Units:
     The number of annuity units purchased or redeemed is equal to the annuity income purchased or redeemed, respectively, divided by the annuity unit value for each respective Subaccount. Purchases and redemptions of annuity income will be allocated to each Subaccount on a proportionate basis. The amount of annuity income purchased or redeemed is the difference between the Supportable Payment and the stabilized variable annuity payment, times the attained age nearest birthday Annuity Factors shown in Schedule II Annuity Factor will reflect the remaining number of years certain, if any.

The Company bears the risk that it will need to make payments if all annuity units have been redeemed in an attempt to maintain the stabilized payment at the initial payment level. In such an event, the Company will make all future payments equal to the initial payment.

ASSIGNMENT
Payments made under this rider may not be pledged or assigned. Payments will only be made to the Annuitant or Joint Annuitant named in the policy.

TERMINATION
This rider will be terminated upon the earliest of:
a.     the Election Date;
b. 30 days after the Last Date to Elect Benefit shown on the first page of this rider;
c.     the date the policy terminates;
d. the date You notify Us in writing of Your intention to terminate this rider (may not be before the first Rider Anniversary);
e. the date You elect to apply the Adjusted Policy Value to annuitize this policy using the Policy's payment options; and
e.     the date You elect to upgrade Your Minimum Income Base.

This rider cannot be terminated prior to the earliest of the above dates.

                        Signed for us at our home office.


                  ABC                        ABC

               SECRETARY                  PRESIDENT

RGMI 15 0301

                          SCHEDULE 1 - ANNUITY FACTORS

The amounts shown in these tables are the Annuity Factors for each $1,000 of the Minimum Income Base and are based on a 3% Assumed Investment Return.

  ---------------------------------------------------------------------
            Monthly Annuity Factor For     Monthly Annuity Factor For
           Life With No Period Certain    Life With 10 Years Certain
  ---------------------------------------------------------------------
   Age*      Male    Female     Unisex     Male      Female    Unisex
  ---------------------------------------------------------------------
     50      $3.82     $3.70   $3.74       $3.80     $3.69     $3.72
     51       3.89      3.76    3.80        3.86      3.74      3.78
     52       3.95      3.81    3.86        3.92      3.80      3.84
     53       4.02      3.88    3.92        3.99      3.86      3.90
     54       4.10      3.94    3.99        4.06      3.92      3.96
     55       4.18      4.01    4.06        4.13      3.99      4.03
     56       4.26      4.08    4.14        4.21      4.06      4.10
     57       4.35      4.16    4.22        4.29      4.13      4.18
     58       4.44      4.24    4.30        4.38      4.21      4.26
     59       4.54      4.33    4.39        4.47      4.29      4.35
     60       4.64      4.42    4.49        4.57      4.38      4.44
     61       4.76      4.52    4.59        4.67      4.47      4.53
     62       4.88      4.63    4.70        4.78      4.57      4.63
     63       5.01      4.74    4.82        4.89      4.67      4.74
     64       5.15      4.86    4.94        5.01      4.78      4.85
     65       5.30      4.98    5.08        5.14      4.89      4.97
     66       5.46      5.12    5.22        5.27      5.02      5.09
     67       5.63      5.27    5.37        5.41      5.14      5.22
     68       5.81      5.42    5.54        5.55      5.28      5.36
     69       6.00      5.59    5.71        5.70      5.42      5.51
     70       6.21      5.78    5.90        5.86      5.58      5.66
     71       6.43      5.97    6.11        6.02      5.74      5.82
     72       6.66      6.19    6.33        6.18      5.90      5.99
     73       6.91      6.42    6.56        6.35      6.08      6.16
     74       7.18      6.67    6.82        6.53      6.26      6.34
     75       7.46      6.94    7.09        6.70      6.45      6.53
     76       7.77      7.23    7.39        6.88      6.65      6.72
     77       8.10      7.55    7.71        7.07      6.85      6.91
     78       8.45      7.89    8.05        7.25      7.05      7.11
     79       8.83      8.26    8.43        7.43      7.26      7.31
     80       9.23      8.66    8.83        7.61      7.46      7.51
     81       9.66      9.10    9.27        7.79      7.66      7.70
     82      10.13      9.57    9.74        7.97      7.86      7.89
     83      10.62     10.09   10.24        8.13      8.05      8.07
     84      11.15     10.64   10.79        8.29      8.23      8.25
     85      11.72     11.24   11.38        8.44      8.40      8.41
  ---------------------------------------------------------------------

                                              Monthly Annuity Factor For Joint and Full Survivor
-------------------------------------------------------------------------------------------------------------------------------
                                                            Age of Female Annuitant*
     Age of
               ----------------------------------------------------------------------------------------------------------------
      Male           15 Years         12 Years        9 Years        6 Years          3 Years       Same As         3 Years
                    Less Than        Less Than       Less Than      Less Than        Less Than        Male         More Than
   Annuitant*          Male            Male            Male           Male             Male                           Male
-------------------------------------------------------------------------------------------------------------------------------
       50              $3.06           $3.12           $3.19          $3.25            $3.31          $3.38          $3.44
       55               3.20            3.27            3.35           3.44             3.52           3.61           3.69
       60               3.37            3.47            3.57           3.68             3.79           3.91           4.02
       65               3.59            3.72            3.86           4.01             4.16           4.32           4.47
       70               3.88            4.06            4.25           4.45             4.67           4.89           5.11
-------------------------------------------------------------------------------------------------------------------------------
               Monthly Annuity Factor For Unisex Joint and Full Survivor with 10 Year Period Certain
-------------------------------------------------------------------------------------------------------------------------------
                                               Age of Joint Annuitant*
     Age of
                 --------------------------------------------------------------------------------------------------------------
      First          15 Years        12 Years        9 Years         6 Years         3 Years        Same As        3 Years
                     Less Than       Less Than       Less Than    Less Than First    Less Than        First        More Than
   Annuitant*          First           First          First                           First                         First
-------------------------------------------------------------------------------------------------------------------------------
       50              $3.07           $3.13           $3.19          $3.25            $3.31          $3.37          $3.43
       55               3.20            3.28            3.36           3.44             3.52           3.60           3.67
       60               3.38            3.48            3.58           3.68             3.79           3.89           4.00
       65               3.61            3.73            3.87           4.01             4.16           4.30           4.44
       70               3.90            4.07            4.26           4.46             4.66           4.86           5.05
-------------------------------------------------------------------------------------------------------------------------------
*Adjusted Age nearest birthday
-------------------------------------------------------------------------------------------------------------------------------

Dollar amounts of monthly, quarterly, semi-annual, and annual installments not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.

RGMI-SCH1

                          SCHEDULE II - ANNUITY FACTORS

 The amounts shown in these tables are the Annuity Factors for each $1,000 and are based on a 5% Assumed Investment Return.

-----------------------------------------------------------------------------------------------
                  Monthly Annuity Factor For Life          Monthly Annuity Factor For Life
                      With No Period Certain                    With 10 Years Certain
-----------------------------------------------------------------------------------------------
   Age*          Male          Female        Unisex         Male         Female       Unisex
    50           $5.07         $4.93         $4.98          $5.04          $4.92        $4.95
    51            5.13          4.99          5.03           5.09           4.96         5.00
    52            5.19          5.04          5.08           5.15           5.01         5.05
    53            5.26          5.10          5.14           5.21           5.07         5.11
    54            5.33          5.16          5.21           5.27           5.12         5.17
    55            5.40          5.22          5.27           5.34           5.18         5.23
    56            5.48          5.29          5.35           5.41           5.25         5.30
    57            5.57          5.36          5.42           5.49           5.32         5.37
    58            5.66          5.44          5.50           5.57           5.39         5.44
    59            5.75          5.52          5.59           5.66           5.47         5.52
    60            5.85          5.61          5.68           5.75           5.55         5.61
    61            5.97          5.70          5.78           5.85           5.63         5.70
    62            6.09          5.81          5.89           5.95           5.72         5.79
    63            6.21          5.91          6.00           6.06           5.82         5.89
    64            6.35          6.03          6.13           6.17           5.92         6.00
    65            6.50          6.16          6.26           6.29           6.03         6.11
    66            6.66          6.29          6.40           6.42           6.15         6.23
    67            6.83          6.43          6.55           6.55           6.27         6.36
    68            7.01          6.59          6.71           6.69           6.40         6.49
    69            7.21          6.76          6.89           6.83           6.54         6.63
    70            7.41          6.94          7.08           6.98           6.69         6.77
    71            7.63          7.14          7.28           7.13           6.84         6.93
    72            7.87          7.35          7.50           7.28           7.00         7.09
    73            8.12          7.58          7.74           7.45           7.17         7.25
    74            8.39          7.83          8.00           7.61           7.34         7.42
    75            8.68          8.11          8.28           7.78           7.52         7.60
    76            8.99          8.40          8.58           7.95           7.71         7.78
    77            9.32          8.72          8.90           8.12           7.90         7.97
    78            9.68          9.07          9.25           8.29           8.09         8.16
    79           10.06          9.45          9.63           8.47           8.29         8.34
    80           10.47          9.85         10.04           8.64           8.48         8.53
    81           10.91         10.30         10.48           8.80           8.67         8.71
    82           11.38         10.78         10.96           8.97           8.86         8.89
    83           11.88         11.30         11.47           9.12           9.04         9.06
    84           12.42         11.87         12.03           9.27           9.21         9.23
    85           12.99         12.48         12.63           9.41           9.37         9.38
-----------------------------------------------------------------------------------------------

                                     Monthly Annuity Factor For Joint and Full Survivor
----------------------------------------------------------------------------------------------------------------------------
                                                          Age of Female Annuitant*
    Age of
               -------------------------------------------------------------------------------------------------------------
     Male          15 Years        12 Years       9 Years         6 Years          3 Years        Same As      3 Years
                   Less Than      Less Than      Less Than       Less Than         Less Than       Male        More Than
  Annuitant*         Male           Male            Male            Male             Male                         Male
----------------------------------------------------------------------------------------------------------------------------
      50             $4.37          $4.42           $4.46           $4.51           $4.56          $4.62          $4.67
      55              4.48           4.54            4.60            4.67            4.74           4.81           4.88
      60              4.62           4.70            4.79            4.88            4.98           5.08           5.18
      65              4.81           4.92            5.04            5.17            5.31           5.46           5.61
      70              5.07           5.23            5.40            5.59            5.79           6.00           6.22
----------------------------------------------------------------------------------------------------------------------------
                             Monthly Annuity Factor For Unisex Joint and Full Survivor
----------------------------------------------------------------------------------------------------------------------------
                                                          Age of Joint Annuitant*
    Age of
             ---------------------------------------------------------------------------------------------------------------
     First         15 Years        12 Years        9 Years         6 Years         3 Years        Same As       3 Years
                   Less Than      Less Than       Less Than       Less Than       Less Than        First        More Than
  Annuitant*         First          First           First           First           First                         First
----------------------------------------------------------------------------------------------------------------------------
      50             $4.38          $4.42           $4.47           $4.51           $4.56          $4.61          $4.66
      55              4.48           4.54            4.60            4.67            4.73           4.80           4.87
      60              4.63           4.70            4.79            4.88            4.97           5.07           5.16
      65              4.82           4.93            5.05            5.17            5.30           5.44           5.57
      70              5.09           5.24            5.41            5.59            5.78           5.97           6.16
----------------------------------------------------------------------------------------------------------------------------
*Age nearest birthday
----------------------------------------------------------------------------------------------------------------------------

Dollar amounts of monthly, quarterly, semi-annual, and annual installments not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.


RGMI-SCH-2